UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2021

Netcapital Inc.
(Exact name of registrant as specified in its charter)

Utah	000-55036	87-0409951
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

781-925-1700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 4th, 2021, Netcapital Inc. (the “Company”) elevated Carole Murko, CFA, age 59, to the position of Chief Marketing Officer. Ms. Murko is a Chartered Financial Analyst who spent nearly 20 years in the financial services industry with her primary focus on marketing complex equity and fixed income strategies to the institutional marketplace for PCM International, State Street Global Advisors and Independence Investments. She has an AB in Economics from Smith College and an MA in International Economics from NYU.

Ms. Murko’s principal occupation and employment during the past five years was as Membership Director for The Westmoor Club, a private field club on Nantucket. The Westmoor Club is neither a parent, subsidiary or affiliate of the registrant.

On March 10, 2020, the Company entered into an employment agreement with Ms. Murko. The agreement calls for the vesting of 12,500 shares of the Company’s common stock on a monthly basis over a four-year period so long as Ms. Murko continues to provide services to the Company.

This summary is qualified in its entirety by reference to the full text of Ms. Murko’s employment agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Ms. Murko has no family relationship with any director or officer of the Company.

The company's former Chief Marketing Officer, Kathryn Kraysler, will remain as an advisor and consultant to the company. Kathryn Kraysler is the sister of the Company’s Chief Financial Officer, Coreen Kraysler.

The vesting of a stock grant referred to in an agreement between the Company and Kathryn Kraysler will remain in effect so long as Ms. Kraysler continues to perform services for the Company. The agreement calls for the issuance of up to 2,500 shares of the Company’s common stock that vests on a quarterly basis over a four-year period. As of the close of our last quarterly period ended October 31, 2020, Ms. Kraysler earned 1,563 shares of the grant of common stock, and 937 shares were unearned. The unearned shares can be earned over the next six quarters at a rate of 156 shares per quarter.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Number Documents

10.1 Employment Agreement dated March 10, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netcapital Inc.
(Registrant)

Date: January 7, 2021	/s/ Coreen Kraysler
Coreen Kraysler
Chief Financial Officer
Principal Accounting Officer